UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2006

Gateway Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	000-33223	56-2264354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1145 North Road Street Elizabeth City, North Carolina	27909
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (252) 334-1511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 25, 2006, Gateway Financial Holdings, Inc. (the "Corporation") reported financial results for the three months ended March 31, 2006.

Item 8.01 Other Events

On April 25, 2006, the Corporation, the holding company for Gateway Bank & Trust Co. (the "Bank"), announced that its Board of Directors declared a first quarter cash dividend of $0.03 per share. The dividend is payable on May 15, 2006 to shareholders of record at the close of business on April 28, 2006.

Also on April 25, 2006, the Corporation announced that its board of directors approved an 11-for-10 stock split, to be effected in the form of a 10% stock dividend payable May 15, 2006 to holders of record as of the close of business on April 28, 2006.

The Bank is a full-service community bank with a total of twenty-one financial centers -- eleven in Virginia: Virginia Beach (6), Chesapeake (2), Suffolk, Norfolk and Emporia; and ten in North Carolina: Elizabeth City (3), Edenton, Kitty Hawk, Moyock, Nags Head, Plymouth, Roper and Raleigh, in addition to a private banking center in Raleigh. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary. Visit the Corporation's web site at www.gatewaybankandtrust.com.

The Common Stock of the Corporation is traded on the Nasdaq National Market under the symbol GBTS.

Item 9.01(d): Exhibits.

    Exhibit 99.1.       Press release regarding earnings
    Exhibit 99.2.       Press release regarding cash dividend
    Exhibit 99.3.       Press release regarding stock split

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gateway Financial Holdings, Inc. (Registrant)
April 26, 2006 (Date)	/s/ D. BEN BERRY D. Ben Berry President, Chairman and Chief Executive Officer

Exhibit Index

99.1	Press release regarding earnings
99.2	Press release regarding cash dividend
99.3	Press release regarding stock split